                                                                   EXHIBIT 99.1




BOOKS24X7.COM, INC.


Financial Statements
as of December 31, 2000 and September 30, 2001
Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Books24x7.com, Inc.:

We have audited the accompanying balance sheets of Books24x7.com, Inc. (the Company) as of December 31, 2000 and September 30, 2001, and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows for the years ended December 31, 1999 and 2000, and the nine months ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Books24x7.com, Inc. as of December 31, 2000 and September 30, 2001, and the results of its operations and its cash flows for the years ended December 31, 1999 and 2000, and the nine months ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

                                       /s/ Arthur Andersen LLP

Boston, Massachusetts
December 14, 2001

BOOKS24X7.COM, INC.

Balance Sheets
as of December 31, 2000 and September 30, 2001


                                                                                      DECEMBER 31,     SEPTEMBER 30,
                                                                                         2000             2001

ASSETS
Current Assets:
   Cash and cash equivalents                                                         $    189,541      $    471,175
   Accounts receivable, net of allowance of $117,000 and $60,106, respectively          1,179,080           790,272
   Prepaid expenses and other current assets                                              317,153                --
                                                                                     ------------      ------------

         Total current assets                                                           1,685,774         1,261,447

Property and Equipment, net                                                               380,376           294,373

Other Assets                                                                              113,470                --
                                                                                     ------------      ------------

                                                                                     $  2,179,620      $  1,555,820
                                                                                     ============      ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Note payable to bank, net of discount                                             $    820,015      $    573,763
   Notes payable to related parties, net of discount                                    6,993,696                --
   Accounts payable                                                                     1,350,811         3,227,952
   Accrued compensation                                                                    49,162           942,344
   Other accrued expenses                                                                 114,792         1,151,073
   Accrued interest                                                                       854,972                --
   Deferred revenue                                                                     2,854,714         2,131,275
   Advances from customers                                                                     --            89,015
                                                                                     ------------      ------------

         Total current liabilities                                                     13,038,162         8,115,422

Redeemable Convertible Preferred Stock, Series D and E, par value $0.01:
   Authorized--13,056,269 shares
   Issued and outstanding--51,270 shares at December 31, 2000 and 12,039,423 shares at September 30, 2001 (liquidation preference totaling $15,292,688 at
     September 30, 2001), at redemption value                                           2,864,571        15,132,331

Stockholders' Deficit:
   Convertible preferred stock, Series A, B and C, par value $0.01-
     Authorized, issued and outstanding--63,076 shares (liquidation preferences
       totaling $2,400,000)                                                                   631               631
   Common stock, par value $0.01-
     Authorized--1,350,000 shares
     Issued and outstanding--386,806 and 396,859 shares at December 31, 2000 and
       September 30, 2001, respectively                                                     3,868             3,969
   Additional paid-in capital                                                           2,333,323         2,624,039
   Accumulated deficit                                                                (16,060,935)      (24,320,572)
                                                                                     ------------      ------------

         Total stockholders' deficit                                                  (13,723,113)      (21,691,933)
                                                                                     ------------      ------------

                                                                                     $  2,179,620      $  1,555,820
                                                                                     ============      ============

The accompanying notes are an integral part of these financial statements.

BOOKS24X7.COM, INC.

Statement of Operations
for the Years Ended December 31, 1999 and 2000 and for the Nine Months Ended September 30, 2001


                                                                                   NINE MONTHS
                                                                                     ENDED
                                                     YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                     1999             2000            2001

Revenues                                         $   862,849      $ 1,490,939      $ 3,332,942

Cost of Revenue                                       13,170          114,399          461,148
                                                 -----------      -----------      -----------

         Gross profit                                849,679        1,376,540        2,871,794

Operating Expenses:
   Research and development                        1,808,079        1,117,962        2,876,654
   Selling and marketing                           1,289,034        2,014,877        3,252,807
   General and administrative                      2,288,248        3,014,718        3,865,744
                                                 -----------      -----------      -----------

         Total operating expenses                  5,385,361        6,147,557        9,995,205
                                                 -----------      -----------      -----------

Operating Loss                                    (4,535,682)      (4,771,017)      (7,123,411)

Interest Expense, net                               (690,882)      (1,479,528)        (713,218)
                                                 -----------      -----------      -----------

Net Loss                                          (5,226,564)      (6,250,545)      (7,836,629)

Accretion of Series D and E Redeemable
Convertible Preferred Stock                          194,063          194,063          423,008
                                                 -----------      -----------      -----------

Net Loss Attributable to Common Stockholders     $(5,420,627)     $(6,444,608)     $(8,259,637)
                                                 ===========      ===========      ===========

Basic and Diluted Earnings per Common Share      $    (23.33)     $    (17.07)     $    (21.04)
                                                 ===========      ===========      ===========

Weighted Average Common Shares Outstanding           232,384          377,560          392,560
                                                 ===========      ===========      ===========


The accompanying notes are an integral part of these financial statements.

BOOKS24X7.COM, INC.

Statement of Redeemable Convertible Preferred Stock and Stockholders' Deficit for the Years Ended December 31, 1999 and 2000 and for the Nine Months Ended September 30, 2001


                                                 SERIES D AND E
                                             REDEEMABLE CONVERTIBLE         SERIES A, B AND C
                                                 PREFERRED STOCK        CONVERTIBLE PREFERRED STOCK            COMMON STOCK

                                             NUMBER OF     REDEMPTION     NUMBER OF                     NUMBER OF
                                              SHARES          VALUE         SHARES        PAR VALUE       SHARES       PAR VALUE


Balance December 31, 1998                        51,270   $  2,476,445         63,076   $        631         68,545   $        685
   Exercise of stock options                         --             --             --             --          9,142             92
   Issuance of warrants for common stock
     in connection with debt financing               --             --             --             --             --             --
   Exercise of warrants                              --             --             --             --        282,786          2,828
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                 --        194,063             --             --             --             --
   Net loss                                          --             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------

Balance December 31, 1999                        51,270      2,670,508         63,076            631        360,473          3,605
   Exercise of stock options                         --             --             --             --         23,018            230
   Issuance of common stock for services             --             --             --             --          3,315             33
   Issuance of warrants for common stock
     in connection with debt financing               --             --             --             --             --             --
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                 --        194,063             --             --             --             --
   Net loss                                          --             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------

Balance at December 31, 2000                     51,270      2,864,571         63,076            631        386,806          3,868
   Exercise of stock options                         --             --             --             --         10,053            101
   Issuance of warrants for common stock
     in connection with debt financing               --             --             --             --             --             --
   Issuance of Series E redeemable
     convertible preferred stock and
     related warrants, net of issuance
     costs of $105,898                       11,988,153     11,844,752             --             --             --             --
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                 --        145,547             --             --             --             --
   Accretion to redemption value of
     Series E redeemable convertible

     preferred stock                                 --        277,461             --             --             --             --
   Net loss                                          --             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------   ------------

Balance at September 30, 2001                12,039,423   $ 15,132,331         63,076   $        631        396,859   $      3,969
                                           ============   ============   ============   ============   ============   ============


                                              ADDITIONAL                        TOTAL
                                               PAID-IN       ACCUMULATED    STOCKHOLDERS'
                                               CAPITAL         DEFICIT         DEFICIT

Balance December 31, 1998                    $    595,213   $ (4,195,700)   $ (3,599,171)
   Exercise of stock options                       12,281             --          12,373
   Issuance of warrants for common stock
     in connection with debt financing            339,401             --         339,401
   Exercise of warrants                           562,751             --         565,579
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                   --       (194,063)       (194,063)
   Net loss                                            --     (5,226,564)     (5,226,564)
                                             ------------   ------------    ------------

Balance December 31, 1999                       1,509,646     (9,616,327)     (8,102,445)
   Exercise of stock options                       45,805             --          46,035
   Issuance of common stock for services            8,597             --           8,630
   Issuance of warrants for common stock
     in connection with debt financing            769,275             --         769,275
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                   --       (194,063)       (194,063)
   Net loss                                            --     (6,250,545)     (6,250,545)
                                             ------------   ------------    ------------

Balance at December 31, 2000                    2,333,323    (16,060,935)    (13,723,113)
   Exercise of stock options                       20,005             --          20,106
   Issuance of warrants for common stock
     in connection with debt financing            233,210             --         233,210
   Issuance of Series E redeemable
     convertible preferred stock and
     related warrants, net of issuance
     costs of $105,898                             37,501             --          37,501
   Accretion to redemption value of
     Series D redeemable convertible
     preferred stock                                   --       (145,547)       (145,547)
   Accretion to redemption value of
     Series E redeemable convertible
     preferred stock                                   --       (277,461)       (277,461)
   Net loss                                            --     (7,836,629)     (7,836,629)
                                             ------------   ------------    ------------

Balance at September 30, 2001                $  2,624,039   $(24,320,572)   $(21,691,933)
                                             ============   ============    ============

The accompanying notes are an integral part of these financial statements.

BOOKS24X7.COM, INC.

Statement of Cash Flows
for the Years Ended December 31, 1999 and 2000 and for the Nine Months Ended September 30, 2001


                                                                             DECEMBER 31,           SEPTEMBER 30,
                                                                         1999            2000            2001

Cash Flows from Operating Activities:
   Net loss                                                          $(5,226,564)    $(6,250,545)    $(7,836,629)
   Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation                                                        131,718         197,342         164,770
     Accretion of discount on notes payable                              377,288         754,674         251,338
     Issuance of common stock for services                                    --           8,630              --
     Changes in operating assets and liabilities-
       Accounts receivable                                              (131,609)       (951,224)        388,808
       Prepaid expenses and other current assets                        (199,351)       (116,953)        317,153
       Other assets                                                          608        (109,000)        113,470
       Accounts payable                                                  965,744         231,135       1,877,141
       Accrued expenses                                                  400,052         265,823       2,334,746
       Deferred revenue                                                  679,433       2,175,281        (723,439)
       Advances from customers                                           (42,578)             --          89,015
                                                                     -----------     -----------     -----------

         Net cash used in operating activities                        (3,045,259)     (3,794,837)     (3,023,627)
                                                                     -----------     -----------     -----------

Cash Flows from Investing Activities:
   Purchases of property and equipment                                  (427,761)       (178,645)        (78,767)
                                                                     -----------     -----------     -----------

         Net cash used in investing activities                          (427,761)       (178,645)        (78,767)
                                                                     -----------     -----------     -----------

Cash Flows from Financing Activities:
   Proceeds from Series E redeemable convertible preferred stock,
     net of issuance costs                                                    --              --       2,044,102
   Proceeds from exercise of stock options                               577,952          46,035          20,106
   Proceeds from borrowings                                            3,621,096       3,801,575       1,584,200
   Repayments on borrowings                                             (565,579)       (175,750)       (264,380)
                                                                     -----------     -----------     -----------

         Net cash provided by financing activities                     3,633,469       3,671,860       3,384,028
                                                                     -----------     -----------     -----------

Net Increase in Cash and Cash Equivalents                                160,449        (301,622)        281,634

Cash and Cash Equivalents, beginning of year                             330,714         491,163         189,541
                                                                     -----------     -----------     -----------

Cash and Cash Equivalents, end of year                               $   491,163     $   189,541     $   471,175
                                                                     ===========     ===========     ===========

Supplemental Disclosure of Cash Activities:
   Cash paid for interest                                            $    70,221     $   113,254     $    56,597
                                                                     ===========     ===========     ===========

Supplemental Disclosure of Noncash Activities:
   Issuance of warrants in connection with debt financing            $   339,401     $   769,275     $   233,210
                                                                     ===========     ===========     ===========
   Issuance of warrants in connection with Series E redeemable
     convertible preferred stock                                     $        --     $        --     $    37,501
                                                                     ===========     ===========     ===========
   Conversion of notes payable to related parties to Series E
     redeemable convertible preferred stock                          $        --     $        --     $ 9,838,151
                                                                     ===========     ===========     ===========
   Accretion of Series D and E redeemable convertible preferred
     stock                                                           $   194,063     $   194,063     $   423,008
                                                                     ===========     ===========     ===========

The accompanying notes are an integral part of these financial statements.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements

(1)  NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Books24x7.com, Inc. (the Company) is a provider of technology, content and integration services for the delivery of reference content via the Web. The Company was formed on June 10, 1994, and markets its products worldwide to corporations, training institutes, virtual training providers, government agencies, libraries and academic institutions.

     The Company offers several standard subscription-based information products for technical and management professionals as well as nontechnical knowledge workers. Subscribers to the service can use the Company's advanced, multi-tier search technology to pinpoint relevant information quickly, and can bookmark, annotate, collaborate and create personalized bookshelves without being subjected to advertising banners or teaser content.

     The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, dependence on a limited number of customers, competition, competitive pricing pressures, new products, changes in regulations, strategic relationships, dependence upon key personnel, enforcement of the Company's intellectual property rights and the Company's ability to fund and manage growth.

     On December 6, 2001, the Company entered into an agreement to be acquired by Skillsoft Corporation for proceeds of $32.4 million in cash and stock.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid instruments purchased with original maturities of three months or less at the time of acquisition to be cash equivalents.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk primarily consist of cash and accounts receivable. The Company places its temporary cash investments in two highly rated financial institutions. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     The following tables summarize the number of customers that individually comprised greater than 10% of revenues and accounts receivable:

                                                               NINE MONTHS
                                                                 ENDED
                                  YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                   1999             2000           2001

     Net revenues-
        Customer A                   *                42%           22%
        Customer B                  23%                *             *
        Customer C                   *                 *             *
        Customer D                  12%                *             *
        Customer E                   *                 *             *
        Customer F                  33%                *             *

     Accounts receivable-
        Customer A                  62%               92%           27%
        Customer B                   *                 *            12%
        Customer C                  24%                *             *
        Customer D                   *                 *             *
        Customer E                   *                 *            11%
        Customer F                   *                 *             *

     *Represents less than 10%.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

         Computer equipment and software     3 years
         Office equipment                    3 years
         Leasehold improvements              Shorter of life of lease or 3 years
         Furniture and fixtures              5 years

     Additions and improvements are capitalized and repairs and maintenance costs are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     Property and equipment, at cost, consists of the following:

                                       DECEMBER 31,    SEPTEMBER 30,
                                          2000             2001

     Computer equipment                $   793,622     $   805,945
     Computer software                     150,134         215,477
     Furniture and fixtures                 54,275          55,374
     Office equipment                       35,445          35,445
     Leasehold improvements                 17,465          17,465
                                       -----------     -----------

                                         1,050,941       1,129,706

     Less--Accumulated depreciation        670,565         835,333
                                       -----------     -----------

                                       $   380,376     $   294,373
                                       ===========     ===========

     Depreciation expense related to property and equipment was $131,718, $197,342 and $164,770 for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments primarily consist of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying amounts of these instruments approximate their fair value.

     REVENUE RECOGNITION

     Revenue recognized in 2000 and 2001 primarily consists of monthly and annual subscriptions to the Company's library either directly through its Web site or indirectly through certain partners. Amounts received for subscriptions are initially recorded as deferred revenue, and subscription revenue is recognized ratably over the term of the subscription, provided that there is persuasive evidence of an arrangement, the customer has access to the Company's library, the sales price is fixed or determinable and collection of the related accounts receivable is probable.

     Under certain reseller arrangements, the Company receives up-front payments related to minimum sales requirements. These amounts are recorded as advances from customers until such time as the reseller completes a sale to an end user. At that time, the portion of the advance related to the sale is recorded as deferred revenue and recognized ratably over the subscription period, provided the above-mentioned criteria have been met.

     Revenue recognized in 1999 primarily consists of royalties, which are recognized in the Company's financial statements in the quarter in which amounts due to the Company have been determined.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     COST OF REVENUE

     Cost of revenue primarily consists of royalties on which the related revenue is recognized.

     RESEARCH AND DEVELOPMENT

     The Company charges all research and development expenses to operations as incurred. In addition, the Company enters into agreements with content providers requiring the Company to make up-front minimum commitments for rights to published content. The Company's policy is to expense these costs to research and development upon receipt of the content.

     COMPUTER SOFTWARE COSTS

     In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, certain software costs are capitalized after technological feasibility has been established. Amortization of the capitalized software costs is recognized over the economic useful lives of the software products, generally one year, and is charged to cost of revenue. During the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, the Company did not capitalize any software costs due to the uncertainty of the recoverability.

     Costs associated with internal-use software are expensed as incurred until certain capitalization criteria are met in accordance with Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. For the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, costs eligible for capitalization under SOP No. 98-1 have been insignificant.

     INCOME TAXES

     The Company provides for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 recognizes tax assets and liabilities for the cumulative effect of all temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are currently in effect.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company follows SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss is recognized. Impairment losses are to be measured based on the fair value of the asset. No such impairment losses were recognized for the years ended December 31, 1999 or 2000, or the nine months ended September 30, 2001.

     NET LOSS PER SHARE

     Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted number of common shares outstanding for all periods presented. Diluted net loss per share reflects the dilutive effect of shares under option plans and convertible preferred stock. Potentially dilutive shares outstanding during the periods presented have been excluded from diluted net loss per share because their effect would be antidilutive. Shares under stock option plans, convertible preferred stock and warrants excluded from the calculation of diluted earnings per share due to antidilutive effects were 344,896, 1,468,013 and 19,411,113 as of December 31, 1999 and 2000 and September 30, 2001, respectively.

     COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) is defined as the change in net assets of a business enterprise during a period from transactions generated from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company's comprehensive loss equals net loss for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. SFAS No. 142 applies to goodwill and intangible assets. Under this statement, goodwill as well as certain other intangible assets determined to have indefinite lives, will no longer be amortized. These assets will be reviewed for impairment at least annually. The Company does not expect adoption of these statements to have a material impact on its financial position or results of operations.

     Also in June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect that the adoption of this statement will have a material impact on its financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, which supercedes SFAS No. 121 and portions of Accounting Principles Board (APB) Opinion No. 30 relating to discontinued operations. SFAS No. 144 refines the requirements of SFAS No. 121, stipulating that companies (i) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (ii) measure an impairment loss as the difference between the carrying amount and fair value of the asset. In addition, SFAS No. 144 develops a consistent model for accounting for all long-lived assets to be disposed of (including discontinued operations). This statement is effective for fiscal years beginning after December 15, 2001. The Company does not anticipate that the adoption of this statement will have a material impact on its financial position or results of operations.

(3)  NOTES PAYABLE

     NOTE PAYABLE TO BANK

     In April 1997, the Company entered into a bridge loan with a bank. Under the terms of the agreement, the Company may borrow up to 80% of the previous quarter's revenue, not to exceed $650,000. The loan is collateralized by all assets of the Company and accrues interest at the bank's prime rate (6.0% at September 30, 2001) plus 2%. In the event of default, all amounts due under the agreement become due and payable immediately.

     Since 1997, the Company entered into several loan modifications with the bank in order to extend the maturity date of the loan. Most recently, on September 28, 2001, the Company entered into a ninth loan modification agreement extending the maturity date to the earlier of (i) August 15, 2003 or (ii) the sale of all or substantially all of the Company's assets. Per the ninth loan modification, the Company's only financial covenant is to maintain a minimum ratio of liquidity to outstanding obligations, as defined. The Company was in compliance with the covenant as of September 30, 2001.

     In 2001, in association with loan modifications, the Company issued warrants to purchase 13,750 and 162,772 shares of common stock of the Company at exercise prices of $0.20 and $0.01 per share, respectively. These warrants are exercisable at any time prior to September 11, 2011. Using the Black-Scholes option pricing model, the aggregate value ascribed to the warrants on the dates of grant was $34,807. The amounts were initially recorded as a discount to the note payable. The Company will accrete the discount into interest expense using the effective interest method over the term of the note.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements

     In 2000 and 1999, in association with the loan modifications, the Company issued warrants to purchase 28,621 and 6,249 shares, respectively, of common stock of the Company at exercise prices of $0.20 per share. Using the Black-Scholes option pricing model, the aggregate value ascribed to the warrants on the dates of grant was $55,753 and $11,401 in 2000 and 1999, respectively. The amounts were initially recorded as a discount to the note payable. The Company is accreting the discounts into interest expense using the effective interest method over the term of the note. As of September 30, 2001, all warrants noted above were outstanding.

     Interest expense related to the note payable to bank, excluding interest related to the accretion of the warrant discount, was $70,221, $113,850 and $48,266 for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively. Interest expense related to the accretion of the warrant discount was $0, $41,137 and $53,199 for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively.

     As of December 31, 2000 and September 30, 2001, $846,015 and $581,635,
     respectively, was outstanding under the bridge loan with unamortized discounts of $26,000 and $7,872, respectively.

     NOTES PAYABLE TO RELATED PARTIES

     The Company entered into several bridge loans by issuing promissory notes (Promissory Notes) to stockholders of the Company. The Promissory Notes were issued with a six-month maturity, after which principal and accrued interest become payable on demand. Under the terms of the Promissory Notes, if the Company prepares to sell at least $2,000,000 of new securities to investors other than an officer, employee or consultant to the Company, any unpaid principal and accrued interest can be converted into the same class or series of new securities at the value offered per share for the new security. As of December 31, 2000, $6,993,696 was outstanding under the bridge loans. The Company issued additional notes in January, March, April and May 2001 for aggregate proceeds of $1,584,200.

     During 1998, 1999 and 2000, in connection with the Promissory Notes, the Company issued warrants to purchase an aggregate of 905,152 shares of common stock of the Company at an exercise price of $2.00. Using the Black-Scholes option pricing model, the aggregate value ascribed to the warrants on the dates of grant was $1,115,522. This value was initially recorded as a discount to the respective note payable and accreted over the six-month term of the note as additional interest expense. These warrants are exercisable at any time after the grant date and prior to the 10-year anniversary of the related warrant issuance. All amounts were fully accreted to interest expense as of September 30, 2001.

     On January 22, 2001 and May 31, 2001, in connection with the issuance of additional Promissory Notes, the Company issued warrants to purchase an aggregate of 110,289 shares of common stock of the Company at an exercise price of $3.00. Other than the exercise price, the terms of the warrants are consistent with those described above. Using the Black-Scholes option pricing model, the value ascribed to the warrants on the dates of grant was $198,403 and was initially recorded as a discount to the note payable and was fully accreted to interest expense as of September 30, 2001.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     Interest expense related to the Promissory Notes, excluding interest related to the accretion of the warrant discount, was $243,372, $611,004 and $413,613 for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively. Interest expense related to the accretion of the warrant discount was $402,000, $713,522 and $198,403 for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001, respectively.

     On July 3, 2001, the outstanding principal of $8,577,896 and accrued interest of $1,260,251 under the Promissory Notes were converted into Series E redeemable convertible preferred stock (see Note 6).

(4)  LEASE COMMITMENTS

     The Company leases its facility and some office equipment under operating leases. Rent expense under these leases for the years ended December 31, 1999 and 2000 and the nine months ended September 30, 2001 was $131,718, $197,341 and $148,281, respectively. As of September 30, 2001, the minimum future rental payments under those noncancelable operating lease agreements are as follows:

            Quarter ending December 31, 2001           $   70,246
            Year ending December 31-
               2002                                       141,963
               2003                                       129,307
               2004                                       129,307
               2005                                       129,307
                                                       ----------

                     Total minimum lease payments      $  600,130
                                                       ==========

(5)  INCOME TAXES

     The Company has not provided for federal or state income taxes, as the net operating losses have been incurred for all period presented. As of December 31, 2000, the Company had net operating loss carryforwards of approximately $9,247,000 available to reduce future taxable income, if any. The Company also has available federal tax credit carryforwards of approximately $228,000 at December 31, 2000. If not utilized, these carryforwards begin to expire at various dates beginning in 2020. If substantial changes in the Company's ownership should occur, as defined by
     Section 382 of the Internal Revenue Code (the Code), there could be annual limitations on the amount of carryforwards that can be realized in future periods. The Company has completed several financings since its inception and has incurred ownership changes as defined under the Code. The Company does not believe that these changes in ownership will have a material impact on its ability to use its net operating loss and tax credit carryforwards.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     Net deferred tax assets consist of the following:

                                                     DECEMBER 31,
                                                 1999            2000

     Net operating loss carryforwards         $ 2,171,854     $ 3,598,743
     Nondeductible expenses and reserves          790,341       1,958,291
     Tax credits                                  193,039         193,019
                                              -----------     -----------

                                                3,155,234       5,750,053

     Less--Valuation allowance                 (3,155,234)     (5,750,053)
                                              -----------     -----------

                                              $        --     $        --
                                              ===========     ===========

     Due to the Company's history of operating losses, there is significant uncertainty surrounding the Company's ability to utilize is net operating loss and tax credit carryforwards. Accordingly, the Company has provided a full valuation allowance against its otherwise recognizable deferred tax assets as of December 31, 1999 and 2000.

     A reconciliation of the federal statutory rate to the Company's effective tax rate is a follows:

                                              DECEMBER 31,    SEPTEMBER 30,
                                             1999      2000       2001

     Income tax provision at federal
        statutory rate                      (34.0)%   (34.0)%    (34.0)%
     Increase (decrease) in tax
     resulting from-
        State tax provision, net of
          federal benefit                    (4.6)     (4.6)      (4.6)
        Increase in valuation allowance      38.6      38.6       38.6
                                           ------    ------      -----

              Effective tax rate              --%        --%         --%
                                           =====      =====      ======

(6)  REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On July 3, 2001, the Company authorized the issuance of 13,000,000 shares of the Series E redeemable convertible preferred stock (Series E Preferred). The Company issued 11,988,153 shares of Series E Preferred to existing stockholders at a purchase price of $1.00 resulting in gross proceeds of $2,150,000 and the conversion of $9,838,153 of principal and accrued interest of notes payable to related parties (see Note 3). In addition, the Company issued warrants to purchase 851,153 shares of common stock at an exercise price of $0.10. These warrants were valued using the Black Scholes option-pricing model at $37,501, accounted for as a discount to the Series E Preferred.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     On January 5, 1996, the Company issued 51,270 shares of Series D redeemable convertible preferred stock (Series D Preferred) at $39.01 per share. The following summarizes the rights and preferences of the Series D and E Preferred.

     CONVERSION

     Holders of the Company's Series D and E Preferred are entitled, at their option, to convert each share into 1.25 and one share, respectively, of common stock, subject to certain antidilutive adjustments. Upon the closing of an initial public offering at a price of at least $93.63 per share (subject to adjustments) and proceeds of at least $10,000,000, all outstanding shares of Series D and E Preferred will automatically convert into common stock at the then current conversion rate.

     LIQUIDATION

     In the event of liquidation, dissolution or winding-up, the holders of Series D and E Preferred are entitled to receive, before distribution to common stockholders and to Series A, B and C Preferred Stockholders (see
     Note 7), an amount equal to $39.01 and $1.00 per share, respectively, (subject to certain antidilutive adjustments) plus accrued dividends.

     VOTING

     Holders of the Series D and E Preferred have voting rights equivalent to the number of shares of common stock into which their preferred stock is convertible.

     DIVIDENDS

     The holders of Series D and E Preferred are entitled to receive annual, cumulative dividends equal to $3.51 and $0.09 per share, respectively, as and when declared by the Board of Directors. As of September 30, 2001 and December 31, 2000 and 1999, no dividends have been declared.

     REDEMPTION

     The Series D and E Preferred are subject to mandatory redemption, at the option of the holders, with respect to 50% of the outstanding shares on February 28, 2006 and the remaining shares on February 28, 2007, at the rate of $39.01 and $1.00 per share, respectively, plus accrued dividends.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     Redeemable convertible preferred stock consists of the following at December 31, 2000 and September 30, 2001:

                                                    DECEMBER 31,   SEPTEMBER 30,
                                                       2000            2001

     Series D redeemable convertible preferred
     stock, par value $0.01; 56,269 shares
     authorized, 51,270 shares issued and
     outstanding at December 31, 2000 and
     September 30, 2001, respectively, at
     redemption value (liquidation preference of
     $3,034,802 at September 30, 2001)              $ 2,864,571    $ 3,010,118

     Series E redeemable convertible preferred
     stock, par value $0.01; 13,000,000 shares
     authorized, 11,988,153 shares issued and
     outstanding at September 30, 2001 at
     redemption value (liquidation preference
     of $12,257,886 at September 30, 2001)                   --     12,122,213
                                                    -----------    -----------

                                                    $ 2,864,571    $15,132,331
                                                    ===========    ===========

(7)  CONVERTIBLE PREFERRED STOCK

     The Company has authorized the issuance of Series A, B and C convertible preferred stock (Series A Preferred, Series B Preferred and Series C Preferred, respectively), $0.01 par value. The following summarizes the rights and preferences of the Series A, B and C Preferred.

     CONVERSION

     Holders of the Company's Series A, B and C Preferred are entitled, at their option, to convert each share into 1.25 shares of common stock, subject to certain antidilutive adjustments. Upon the closing of an initial public offering at a price of at least $200 per share and proceeds of at least $5,000,000, all outstanding shares of Series A, B and C Preferred will automatically convert into common stock at the then current conversion rate.

     LIQUIDATION

     In the event of liquidation, dissolution or winding-up, the holders of Series A, B and C Preferred are entitled to receive, before distribution to common stockholders but after distribution to the Series D and E Preferred Stockholders (see Note 6), an amount equal to $40.00, $19.50 and $46.44 per share, respectively, subject to certain antidilutive adjustments.

     VOTING

     Holders of the Series A Preferred have voting rights equivalent to the number of shares of common stock into which their preferred stock is convertible. Holders of Series B and C Preferred do not possess voting rights.

     DIVIDENDS

     Dividends are payable when declared by the Board of Directors.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     Convertible preferred stock consists of the following at December 31, 2000 and September 30, 2001:

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                        2000          2001

     Convertible preferred stock, Series A, par
     value $0.01; 50,000 shares authorized, 50,000
     shares issued and outstanding at December 31,
     2000 and September 30, 2001 (liquidation
     preference of $2,000,000 at September 30, 2001)   $     500    $     500

     Convertible preferred stock, Series B, par
     value $0.01; 7,692 shares authorized, 7,692
     shares issued and outstanding at December 31,
     2000 and September 30, 2001 (liquidation
     preference of $149,944 at September 30, 2001)            77           77

     Convertible preferred stock, Series C, par
     value $0.01; 5,384 shares authorized, 5,384
     shares issued and outstanding at December 31,
     2000 and September 30, 2001 (liquidation
     preference of $250,033 at September 30, 2001)            54           54
                                                       ---------    ---------

                                                       $     631    $     631
                                                       =========    =========

(8)  STOCK OPTION PLANS

     The Company has stock option plans that provide for the grant of nonqualified and incentive stock options to employees and others to purchase shares of the Company's common stock. In June 2001, the Company increased the number of shares available for grant under the plans to 6,720,788 shares. Options granted under the plans are exercisable at prices established by the Board of Directors as being representative of the fair market value at the date of grant, vest over periods from three to four years, and expire 10 years from the date of grant.

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     A summary of all stock option activity for the nine months ended September 30, 2001 and for the years ended December 31, 2000 and 1999 is as follows:

                                                             WEIGHTED
                                                             AVERAGE
                                             NUMBER OF       EXERCISE
                                              SHARES          PRICE

     Outstanding at December 31, 1998           61,258       $   1.80
        Granted                                117,089           2.00
        Exercised                               (9,141)          1.96
        Canceled or expired                    (25,618)          2.00
                                            ----------       --------

     Outstanding at December 31, 1999          143,588           2.00
        Granted                                606,839           2.00
        Exercised                              (23,018)          2.00
        Canceled or expired                    (59,561)          2.00
                                            ----------       --------

     Outstanding at December 31, 2000          667,848           2.00
        Granted                              5,010,048           0.05
        Exercised                              (10,053)          2.00
        Canceled or expired                    (72,728)          2.00
                                            ----------       --------

     Outstanding at September 30, 2001       5,595,115       $   0.26
                                            ==========       ========

     Exercisable at September 30, 2001       1,733,802       $   0.29
                                            ==========       ========

     Summarized information about stock options outstanding at September 30, 2001 is as follows:

                      OUTSTANDING                            EXERCISABLE
    -----------------------------------------------    -----------------------
                            WEIGHTED
                            AVERAGE        WEIGHTED                  WEIGHTED
    RANGE OF                REMAINING       AVERAGE                  AVERAGE
    EXERCISE  NUMBER OF    CONTRACTUAL     EXERCISE    NUMBER OF      EXERCISE
     PRICES    SHARES         LIFE          PRICE       SHARES         PRICE

     $ 0.05   4,984,098      9.8 years     $   0.05    1,510,222     $  0.05
       0.10      15,000      9.8 years         0.10           --          --
       0.80       4,925      3.2 years         0.80        4,925        0.80
       2.00     590,592      8.2 years         2.00      218,655        2.00
       3.00         500      8.9 years         3.00           --          --
     ------   ---------      ---------     --------    ---------     -------

              5,595,115      9.6 years      $  0.26    1,733,802     $  0.29
              =========      =========      =======    =========     =======

     Shares available for future grant under the plans are 1,083,815 as of September 30, 2001.

     The Company applies the provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options to employees to be included in the statements of operations or disclosed in the notes to financial statements. The Company accounts for stock-based compensation for its employees under APB Opinion No. 25, Accounting for Stock Issued to Employees, and elected the disclosure-only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on earnings as if the fair-value-based method of accounting under SFAS

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


     No. 123 had been adopted, as well as certain other information. SFAS No. 123 requires use of option valuation models. The assumptions used and the weighted average information are as follows:

                                            DECEMBER 31,           SEPTEMBER 30,
                                         1999          2000           2001

     Risk-free interest rate          5.00%-6.28%    5.24%-6.52%    5.10%-5.24%
     Expected dividend yield                  --             --             --
     Expected life                    10 years       10 years       10 years
     Expected volatility              0%             0%             0%
     Weighted average grant date
        fair value                    $0.80          $0.84          $0.13

     Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under the plan consistent with the provisions of SFAS No. 123, the Company's net loss for the years ended December 31, 1999 and 2000 and for the nine months ended September 31, 2001 would have been as follows:

                                             DECEMBER 31,         SEPTEMBER 30,
                                          1999          2000         2001

     Net loss applicable to common
     stockholders-
        As reported                   $(5,420,627)  $(6,444,608)  $(8,259,637)
        Pro forma                     $(5,446,413)  $(6,487,077)  $(8,090,003)

     Basic and diluted earnings per
     share-
        As reported                   $    (23.33)  $    (17.07)  $    (21.04)
        Pro forma                     $    (23.44)  $    (17.18)  $    (20.61)

(9)  ACCRUED EXPENSES

     Accrued expenses in the accompanying balance sheets consists of the following:

                            DECEMBER 31,   SEPTEMBER 30,
                               2000            2001

     Professional fees      $   93,084      $  345,215
     Advertising                    --         710,449
     Other                      21,708          95,409
                            ----------      ----------

                            $  114,792      $1,151,073
                            ==========      ==========

     BOOKS24X7.COM, INC.

     Notes to Financial Statements


(10) EMPLOYEE BENEFIT PLAN

     The Company sponsors a savings plan for its employees that is designed to be qualified under section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The Company does not contribute to the plan.

(11) STOCK SPLIT

     On June 28, 2001, the Board of Directors authorized a 20-to-1 reverse stock split. All share and per share amounts in the financial statements for prior periods have been restated to reflect the reverse split.


     20